Joint Filer Information

Title of Security:            Common Stock

Issuer & Ticker Symbol:       TPC GROUP INC. (TPCG)

Designated Filer:             Sandell Asset Management Corp.

Other Joint Filers:           Castlerigg Master Investments Ltd.

Addresses:                    c/o Citco Fund Services (Curacao) N.V.,
                              Kaya Flamboyan 9, P.O. Box
                              812, Curacao, Netherlands Antilles.


Signatures:


Dated:  September 9, 2010

                               CASTLERIGG MASTER INVESTMENTS, LTD.
                               By Sandell Asset Management Corp.,
                               as Investment Manager



                                 By: __________________________________________
                                     Thomas E. Sandell, Chief Executive Officer